As filed with Securities and Exchange Commission on July 20, 1995
                                                Registration No.  33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          CROWLEY, MILNER AND COMPANY
            (Exact name of registrant as specified in its charter)

         MICHIGAN                               38-045910
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)             Identification No.)

                               2301 W. Lafayette
                         Detroit, Michigan  48216-1891
         (Address of principal executive offices, including zip code)

                          CROWLEY, MILNER AND COMPANY
                           1992 INCENTIVE STOCK PLAN
                           (Full title of the Plan)

                              Mark A. VandenBerg
                Vice President-Finance, Treasurer and Secretary
                               2301 W. Lafayette
                         Detroit, Michigan  48216-1891
                                (313) 962-2400
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                              J. Michael Bernard
                              Dykema Gossett PLLC
                            400 Renaissance Center
                           Detroit, Michigan  48243

                        CALCULATION OF REGISTRATION FEE

Title of                      Proposed Maximum   Proposed Maximum   Amount of
Securities to   Amount to be      Offering          Aggregate     Registration
be Registered    Registered   Price Per Share*    Offering Price*         Fee
Common Stock    100,000 shares      $4.38            $438,000          $151.03

* The price shown is the average of the high and low sale prices of the Common Stock on the American Stock Exchange on July 14, 1995, in accordance with Rule 457(h)

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

In accordance with general Instruction E to Form S-8, Crowley, Milner and Company (the "Company") hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-48389) filed June 5, 1992.

Item 8.     EXHIBITS

The following exhibits are filed with this registration statement:

4.1 Crowley, Milner and Company 1992 Incentive Stock Option Plan (previously filed as Exhibit 4 to Registration Statement on Form S-8, No. 33-48389, and incorporated herein b reference)

4.2   Amendment No. 1 to the Crowley, Milner and Company 1992 Incentive Stock
      Plan

5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

23.1  Consent of Ernst & Young LLP, independent auditors

23.2  Consent of Dykema Gossett PLLC (contained in Exhibit 5 hereto)

24    Power of Attorney (contained on signature page)


                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on July 19, 1995.

                                 CROWLEY, MILNER AND COMPANY

                                 By: /S/ DENNIS P. CALLAHAN
                                    Dennis P. Callahan
                                    President (Principal Executive
                                      Officer)

      Each person whose signature appears below constitutes and appoints Mark
A. VandenBerg, his attorney-in-fact, each with power of substitution, for him, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of July 19, 1995.

        Signature                       Title

/S/ DENNIS P. CALLAHAN        Director, President and Chief
Dennis P. Callahan            Executive Officer (Principal
                              Executive Officer)

/S/ MARK A. VANDENBERG        Vice President-Finance, Treasurer and
Mark A. VandenBerg                  Secretary (Principal Financial and
                              Accounting Officer)

/S/ ANDREW J. SOFFEL          Director and Chairman of the Board
Andrew J. Soffel

                              Director
JoAnn S. Cousino

/S/ CARROLL E. EBERT          Director
Carroll T. Ebert

/S/ ALFRED M. ENTENMAN, JR.   Director
Alfred M. Entenman, Jr.

/S/ JOSEPH C. KEYS            Director
Joseph C. Keys

/S/ RICHARD S. KEYS           Director
Richard S. Keys

/S/ JULIUS L. PALLONE         Director
Julius L. Pallone

/S/ PAUL R. RENTENBACH        Director
Paul R. Rentenbach

/S/ JAMES L. SCHAYE, JR.      Director
James L. Schaye, Jr.


                               INDEX TO EXHIBITS

Number      Description

4.1 Crowley, Milner and Company 1992 Incentive Stock Plan (previously filed as Exhibit 4 to Registration Statement on Form S-8, No. 33-48389, and incorporated herein by reference)

4.2   Amendment No. 1 to the Crowley, Milner and Company 1992 Incentive Stock
      Plan

5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

23.1  Consent of Ernst & Young LLP, independent auditors

23.2  Consent of Dykema Gossett PLLC (contained in Exhibit 5 hereto)

24    Power of Attorney (contained in signature page)